SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. ___)

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Northwest Biotherapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Letter to Stockholders
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
NORTHWEST BIOTHERAPEUTICS, INC. PROXY STATEMENT INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS OF THE COMPANY
TRANSACTIONS WITH MANAGEMENT
CERTAIN TRANSACTIONS
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCK PRICE PERFORMANCE
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2: APPOINTMENT OF AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS
OTHER MATTERS

NORTHWEST BIOTHERAPEUTICS INC.

Letter to Stockholders

March 24, 2003

Dear Stockholder:

      The Board of Directors and management of Northwest Biotherapeutics, Inc. cordially invite you to attend the Annual Meeting of Stockholders (the Annual Meeting) of Northwest Biotherapeutics, Inc., which will be held on Thursday, April 24, 2003 at 10:30 a.m., at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington.

      The enclosed notice of the Annual Meeting and proxy statement describes the matters to be acted upon by Northwest Biotherapeutics stockholders. In addition, the proxy statement contains information about the role and responsibilities of the Board of Directors and its committees.

      Your vote is very important. Therefore, whether or not you plan to attend the Annual Meeting in person, please sign and return the enclosed proxy in the envelope provided. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

Sincerely,

Daniel O. Wilds
Chairman, President
and Chief Executive Officer

NORTHWEST BIOTHERAPEUTICS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, April 24, 2003

       Notice is hereby given that the Annual Meeting of Stockholders of Northwest Biotherapeutics, Inc. (the Company) will be held on Thursday, April 24, 2003 at 10:30 a.m. at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington for the following purposes:

      1.     To elect one Class II director to our Board of Directors to serve until the 2006 Annual Meeting of Stockholders and until his successor has been elected and qualified;

      2.     To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003; and

      3.     To transact any other business which may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on March 14, 2003 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. Stockholders are cordially invited to attend the meeting in person. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the Company.

By Order of the Board of Directors,

Daniel O. Wilds
Chairman, President
and Chief Executive Officer

Northwest Biotherapeutics, Inc.

21720 — 23rd Drive S.E., Suite 100
Bothell, Washington 98021
March 24, 2003

IMPORTANT: Please fill in, date, sign and return the enclosed Proxy in the postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may vote in person, if you wish to do so, even though you have previously sent in your Proxy.

NORTHWEST BIOTHERAPEUTICS, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, April 24, 2003 at 10:30 a.m. and at any adjournment or adjournments thereof (the Annual Meeting). The Company first mailed this Proxy Statement and Proxy on or about March 24, 2003 to Stockholders of record on the books of the Company at the close of business on March 14, 2003 (Record Date).

Record Date and Outstanding Shares

      Only Stockholders of record on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date 18,930,276 shares of Common Stock were issued and outstanding.

Solicitation and Revocability of Proxies

      Proxies may be solicited by officers, directors and regular supervisory employees of the Company, none of whom will receive any additional compensation for their services. Solicitation of proxies may be made personally or by mail, telephone, telecopy or messenger. All costs of solicitation of proxies will be paid by the Company.

      Any Stockholder granting a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked either by (i) filing with the Secretary of the Company prior to the Annual Meeting, at the Company’s principal offices, either a written revocation or duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person, regardless of whether a proxy has previously been given. Attendance at the Annual Meeting will not revoke a Stockholder’s proxy unless the Stockholder votes in person.

Quorum and Voting

      Under Delaware law and the Company’s Fifth Amended and Restated Certificate of Incorporation, a quorum consisting of a majority of the outstanding shares entitled to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. In the election of directors, the nominee elected is the individual receiving the greatest number of votes cast by the shares present in person or represented by proxy and entitled to vote. Any action other than a vote for a nominee will have the effect of voting against that nominee. The ratification of the appointment of the independent auditors will be approved if the number of votes cast in favor of ratification exceeds the number of votes cast against ratification. Abstention from voting or broker non-votes will have no effect since such actions do not represent votes cast.

      If the accompanying Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions given. In the absence of instructions to the contrary, the shares will be voted in accordance with the Board of Directors recommendations. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those described in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 14, 2003, the number of shares of Common Stock held by beneficial owners of more than five percent of the Company’s Common Stock, by directors and nominees, by the executive officers named in the Summary Compensation Table on page 12, and by all directors and executive officers of the Company as a group:

	Number of Shares
	Beneficially
Name of Beneficial Owner	Owned	Percentage

Medarex, Inc.(1)	2,800,000	14.8%
Northwest Hospital(2)	2,202,802	11.6%
Alton L. Boynton, Ph.D.(3)	655,859	3.5%
Daniel O. Wilds(4)	590,183	3.1%
Randall L-W. Caudill, Ph.D.(5)	221,261	1.2%
Eric Holmes, Ph.D.(6)	113,394	*
George P. Hutchinson(7)	74,818	*
Jim D. Johnston(8)	42,903	*
Haakon Ragde, M.D.(9)	32,483	*
Patricia A. Lodge, Ph.D.(10)	27,095	*
Scott Stromatt(11)	15,555	*
Wayne L. Pines(12)	2,500	*
All current executive officers and directors as a group (10 persons)	1,768,831	9.3%

*	less than 1%

(1)	Based on a Schedule 13G filed by Medarex pursuant to the Securities and Exchange Act of 1934. The address for Medarex, Inc. is 707 State Road, Suite 206, Princeton, NJ 08540.

(2)	Based on a Schedule 13G filed by Northwest Hospital pursuant to the Securities and Exchange Act of 1934. The address for Northwest Hospital is 1550 North 115th St., Seattle, Washington 98133.

(3)	Includes 451,040 shares of Common Stock held by Dr. Boynton and 204,819 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 14, 2003.

(4)	Includes 42,500 shares of Common Stock held by Mr. Wilds and 547,683 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 14, 2003.

(5)	Includes 5,700 shares of Common Stock held by Prudential Securities C/ F Randall L-W. Caudill IRA Rollover dtd 2/19/93, 39,314 shares of Common Stock held by Dr. Caudill as co-trustee of the JPS Irrevocable Trust under Agreement dated April 1, 1998 and exercisable within 60 days of March 14, 2003, and 171,247 shares held by Dunsford Hill Capital Partners, Inc., a California corporation owned and controlled by Dr. Caudill, and exercisable within 60 days of March 14, 2003 and 5,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 14, 2003.

(6)	Includes 93,227 shares of Common Stock held by Dr. Holmes and 20,167 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 14, 2003.

(7)	Represents 69,818 shares of Common Stock held by Mr. Hutchinson and 5,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 14, 2003.

(8)	Includes 15,126 shares of Common Stock held in spouse’s self-directed retirement fund and 27,777 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 14, 2003. Mr. Johnston served as the Company’s Executive Vice President, Chief Financial Officer and Chief General Counsel from January 14, 2002 to October 11, 2002.

(9)	Includes 15,382 shares of Common Stock held by Dr. Ragde and 17,101 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 14, 2003.

(10)	Includes 6,000 shares of Common Stock held by Dr. Lodge and 20,310 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 14, 2003.

(11)	Includes 15,555 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 14, 2003 by Dr. Stromatt. Dr. Stromatt served as the Company’s Vice President, Chief Medical Officer from March 1, 2002 to November 1, 2002.

(12)	Includes 2,500 shares of Common Stock issuable pursuant to options exercisable by Mr. Pines within 60 days of March 14, 2003.

EXECUTIVE OFFICERS OF THE COMPANY

      The executive officers of the Company are as follows:

Name	Age	Position

Daniel O. Wilds	54	Chairman, President and Chief Executive Officer
Alton L. Boynton, Ph.D.	58	Executive Vice President, Chief Scientific Officer, Chief Operating Officer and Secretary
Marnix L. Bosch, Ph.D.	43	Vice President of Vaccine Research and Development
Eric Holmes, Ph.D.	51	Vice President of Biomedical Research and Development
Patricia A. Lodge, Ph.D.	42	Vice President of Operations and Process Development

      The biographies of the senior executives of the Company who are not directors are as follows:

      Marnix L. Bosch. Dr. Bosch joined our company in 2000, and has served as our Vice President for Vaccine R&D since July 2001. Prior to joining us, Dr. Bosch was a member of the faculty of the Department of Pathobiology at the University of Washington, and he continues to serve that Department as an Affiliate Associate Professor. He worked at the National Institutes of Health (Bethesda, MD) and the National Institute of Health and Environmental Protection (Bilthoven, the Netherlands) prior to joining the University of Washington. He has authored more than 40 research publications in virology and immunology, and is an inventor on several patent applications on dendritic cell product manufacturing. Dr. Bosch obtained his Ph.D. in Medicine at the University of Leiden, the Netherlands in 1987.

      Eric Holmes. Dr. Holmes co-founded our company in 1996, and has served as our Vice President of Biomedical Research and Development since September of 2001. He established and coordinated a research program focusing on regulation of biosynthesis of cell surface carbohydrate antigens and monoclonal antibody development. He currently directs our monoclonal antibody development activities. Dr. Holmes received his Ph.D. in Biochemistry from the University of California, Davis in 1979.

      Patricia A. Lodge. Dr. Lodge has served as Vice President of Operations and Process Development since July 2001. Prior to joining us, Dr. Lodge was a faculty member at Vanderbilt University. Dr. Lodge received her Ph.D. in Cell and Molecular Biology from the University of Vermont in 1992.

      Officers serve at the discretion of the Board of Directors.

TRANSACTIONS WITH MANAGEMENT

CERTAIN TRANSACTIONS

      The Company believes that each of the transactions described below was carried out on terms that were no less favorable to it than those that would have been obtained from unaffiliated third parties. Any future transactions between Northwest Biotherapeutics and any of its directors, officers or principal stockholders will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the board of directors.

Relationship With Northwest Hospital

      Northwest Hospital owns in excess of 5% of our voting stock. Dr. Alton L. Boynton, our Executive Vice President, Chief Operating Officer, Chief Scientific Officer, Secretary and a member of our board of directors, founded the Northwest Hospital Department of Molecular Medicine in 1995. Our initial research into the application of dendritic cell technology to the treatment of cancer stemmed from Dr. Boynton’s association with the Northwest Hospital Department of Molecular Medicine and Pacific Northwest Cancer Foundation. The department is funded primarily through grants from the National Institute of Health and the National Cancer Institute, and Dr. Boynton has received two such grants during his association with us. Additionally, Dr. Eric Holmes, one of our named executive officers, has received such a grant.

      Pursuant to a sublease that terminates on August 31, 2003, the Northwest Hospital Department of Molecular Medicine subleased approximately 10,000 square feet of office, laboratory and storage space from us at our corporate headquarters, at a monthly rate of approximately $2.28 per square foot, subject to an annual 3.5% increase. In January 2002, the sublease was amended to decrease the amount of the subleased premises to approximately 3,000 square feet. Total payments for the subleased premises made by Northwest Hospital to us in 2002 were approximately $112,000. Northwest Hospital ceased subleasing space from us on December 31, 2002.

Relationship With Medarex, Inc.

      In April 2001, we entered into a collaboration agreement with Medarex, Inc., a greater than 5% holder of our Common Stock, to produce fully human monoclonal antibodies to certain antigen targets identified by us. The agreement calls for joint development of antibodies to at least eight cancer-associated antigen targets. Under our original agreement, certain profits, losses and costs associated with the development of our HuRx products will be shared equally by both of us, and certain other costs will be borne entirely by each party. This relationship is governed by a joint steering committee composed of representatives of both companies to make development and commercialization decisions concerning jointly developed fully human monoclonal antibody product candidates. Each of us has the right to elect not to participate in the joint development of antibodies to a given antigen target and receive instead certain milestone and royalty payments on net sales. The agreement terminates upon the later of one year after completion of the research activities thereunder, or the date on which neither party is exploiting any products developed thereunder. The agreement is also subject to termination if either party breaches its material obligations under the agreement.

      On December 9, 2002 we entered into a First Amendment to Collaboration Agreement with Medarex, Inc. which waived the right of each party to receive reimbursement from the other party for 50% of research and development expense incurred by the other party. We had recorded $400,000 in the second quarter of 2002 for estimated co-development costs, which was forgiven as part of that agreement.

      On December 9, 2002, we entered into an Assignment and License Agreement with Medarex, Inc. and Genpharm International, Inc. (a wholly owned subsidiary of Medarex). Pursuant to that agreement, we obtained certain intellectual property from Medarex and acquired the rights to certain other intellectual property from Medarex. Also pursuant to the Assignment and License Agreement, we have agreed to grant Medarex two million non-registered shares of our Common Stock and warrants to purchase an additional 800,000 non-registered shares of our Common Stock.

Employee Agreements

      The Company has entered into employment agreements with four of its executive officers. These agreements include provisions requiring severance payments if a change of control occurs. Two of those agreements (agreements for Mr. Johnston and Dr. Stromatt) were terminated in 2002 as part of the Company’s restructuring.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

      The following table sets forth certain information concerning compensation paid or accrued to our Chairman of the Board of Directors, President, Chief Executive Officer, the four most highly compensated executive officers of the Company whose salary and bonus for the Company’s fiscal year ended December 31, 2002 were in excess of $100,000 and two additional individuals for whom disclosure would have been required but for the fact that the individual no longer served as an executive officer of the Company (the Named Executive Officers) for services rendered to the Company in all capacities during each of the years in the three-year period ended December 31, 2002:

		Annual Compensation		Long-Term
	Fiscal			Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Option Grants	Compensation(1)

Daniel O. Wilds	2002	$375,108	$0	0	$35,044
Chairman of the Board of Directors,	2001	$299,000	$135,000	79,300	$10,259
President and Chief Executive Officer	2000	$250,016	$87,500	0	$10,396
Alton L. Boynton, Ph.D.	2002	$331,262	$0	0	$43,494
Executive Vice President, Chief	2001	$265,000	$92,750	79,300	$14,464
Operating Officer, Chief	2000	$229,860	$61,000	0	$14,692
Scientific Officer and Secretary
Eric Holmes, Ph.D.	2002	$188,540	$0	10,000	$29,010
Vice President of Biomedical	2001	$178,000	$28,260	10,000	$11,731
Research and Development	2000	$170,086	$18,316	10,000	$11,622
Marnix L. Bosch, Ph.D.	2002	$158,208	$0	12,500	$13,035
Vice President of Vaccine	2001	$137,927	$21,750	5,000	$9,296
Research and Development	2000	$71,856	$15,043	20,000	$2,818
Patricia A. Lodge, Ph.D.	2002	$147,111	$0	15,000	$28,191
Vice President of Operations and	2001	$130,000	$21,000	0	$8,849
Process Development	2000	$108,762	$12,000	10,000	$6,816
Jim D. Johnston	2002	$177,897	$0	150,000	$204,802(2)
Former Executive Vice President,	2001	—	—	—	—
Chief Financial Officer and	2000	—	—	—	—
Chief General Counsel(2)
Scott C. Stromatt, M.D.	2002	$111,546	$109,816	120,000	$98,683(3)
Former Vice President, Chief	2001	—	—	—	—
Medical Officer(3)	2000	—	—	—	—

(1)	All Other Compensation for each of the years in the three-year period ended December 31, 2002 consists of premiums paid on excess term life insurance, unused accrued vacation payments, imputed income, Company match on 401(k), and dependent medical payments.

(2)	Includes $187,512 in severance payments to Mr. Johnston upon the termination of his employment with the Company on October 11, 2002.

(3)	Includes $75,004 in severance payments to Dr. Stromatt upon the termination of his employment with the Company on November 1, 2002.

Option Grants in the 2002 Fiscal Year

      The following table sets forth information concerning option grants during the 2002 fiscal year to the named Executive Officers:

Individual Grants					Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation for
	Underlying	Granted to	Exercise or		Option Terms(6)
	Options	Employees in	Base Price
Name	Granted	Fiscal Year	Per Share	Expiration Date	5%	10%

Daniel O. Wilds	0	N/A	N/A	N/A	N/A	N/A
Alton L. Boynton, Ph.D.	0	N/A	N/A	N/A	N/A	N/A
Eric Holmes, Ph.D.(1)	10,000	1.97%	$5.00	12/31/11	$31,445	$79,687
Marnix L. Bosch, Ph.D.(2)	12,500	2.46%	$5.00	12/31/11	$39,306	$99,609
Patricia A. Lodge, Ph.D.(3)	15,000	2.95%	$5.00	12/31/11	$47,167	$119,531
Jim D. Johnston(4)	100,000	19.69%	$5.05	01/03/12	$317,592	$804,840
	50,000	9.85%	$0.85	08/07/12	$26,728	$67,734
Scott Stromatt, M.D.(5)	80,000	15.76%	$3.78	02/20/12	$190,178	$481,948
	40,000	7.88%	$0.85	08/07/12	$21,382	$54,187

(1)	Dr. Holmes’ stock options generally vest over a four year period, 25% on the one-year anniversary of the grant and 2% each month thereafter.

(2)	Dr. Bosch’s stock options generally vest over a four year period, 25% on the one year anniversary of the grant and 2% each month thereafter.

(3)	Dr. Lodge’s stock options generally vest over a four year period, 25% on the one year anniversary of the grant and 2% each month thereafter.

(4)	Mr. Johnston’s stock options generally vest monthly over a three year period in 36 equal monthly installments. Mr. Johnston served as the Company’s Executive Vice President, Chief Financial Officer and Chief General Counsel from January 14, 2002 to October 11, 2002. At termination, Mr. Johnston had vested options to purchase 27,777 shares of the Company’s Common Stock.

(5)	Dr. Stromatt’s stock options generally vest monthly over a three year period in 36 equal monthly installments. Dr. Stromatt served as the Company’s Vice President, Chief Medical Officer from March 1, 2002 to November 1, 2002. At termination, Dr. Stromatt had vested options to purchase 15,555 shares of the Company’s Common Stock.

(6)	These assumed rates of appreciation are provided in order to comply with requirements of the Securities and Exchange Commission, and do not represent the Company’s expectation as to the actual rate of appreciation of the Common Stock. The actual value of the options will depend on the performance of the Common Stock, and may be greater or less than the amounts shown.

Aggregated Option Exercises in Fiscal Year Ended December 31, 2002 and Fiscal Year End Option Values

      The following table contains information concerning the options exercised by the Named Executive Officers in the fiscal year ended December 31, 2002, and the year end number and value of unexercised options with respect to each of the Named Executive Officers.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-The-Money Options at
	Acquired		Options at Fiscal Year End		Fiscal Year End(a)
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Daniel O. Wilds	0	$0.00	485,149	144,852	0	0
Alton L. Boynton, Ph.D.	0	$0.00	168,925	75,585	0	0
Eric Holmes, Ph.D.	10,622	$6,079	7,187	12,191	0	0
Marnix L. Bosch, Ph.D.	0	$0.00	13,852	23,648	0	0
Patricia A. Lodge, Ph.D.	0	$0.00	14,623	20,377	0	0
Jim D. Johnston	0	$0.00	27,777	0	0	0
Scott Stromatt, M.D.	0	$0.00	15,555	0	0	0

(a)	Dollar value is based on $0.16, the market value of the Company’s Common Stock at December 31, 2002, minus the exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee is responsible for establishing and administering the Company’s policies that govern compensation and benefit practices for the Company’s employees. The Committee also evaluates the performance of the executive officers for purposes of determining their base salaries, cash-based and equity-based incentives and related benefits. The Compensation Committee is comprised of three non-employee directors. The current members of the Compensation Committee are George P. Hutchinson, Wayne L. Pines and Dr. Haakon Ragde. The Compensation Committee held 4 meetings during fiscal 2002. All members of the Committee attended at least 75% of the meetings of the Committee during fiscal 2002.

Compensation Goals

      Northwest Biotherapeutics’ philosophy regarding executive compensation is to attract and retain highly qualified people by paying competitive salaries, and to link the financial interests of Northwest Biotherapeutics’ senior management to those of the Company’s stockholders by also tying compensation to the achievement of operational and financial objectives. The Company’s compensation package for its officers includes both short-term and long-term features in the form of base salary and equity-based incentives in the form of stock options which are granted periodically at the discretion of the Committee.

Base Salaries

      Base salaries for all executive officers are reviewed annually. The Committee reviews the compensation of the President and Chief Executive Officer. The President and Chief Executive Officer reviews the compensation of the other executive officers. The Compensation Committee also consults with the President and Chief Executive Officer with respect to the compensation package for all other executive officers. In evaluating salaries, each officer’s individual performance during the prior year, as well as salary levels in the biotechnology industry for comparable positions, are considered. In determining how the respective officer contributes to the Company, current corporate performance, as well as the potential for future performance gains, are considered. No specific weight is attributed to the foregoing for purposes of determining base salaries.

Equity-Based Incentives

      The Company provides its executive officers with long-term incentives through its 1998 Stock Option Plan, 1999 Executive Stock Option Plan, 2001 Stock Option Plan, and Employee Stock Purchase Plan. The primary objective of these plans is to provide an incentive for employees to make decisions and take actions that maximize long-term stockholder value. The plans are designed to promote this long-term focus by using discretionary grants and long-term vesting periods. Subject to the terms of the plans, the Committee determines the terms and conditions of options granted under the plans, including the exercise price. For various motivation and retention considerations, option awards granted subsequent to the Company’s initial public offering in December 2001 generally vest over four years. The Committee believes that stock options provide an incentive for employees, allowing the Company to attract and retain high quality management and staff.

Compensation of the President and Chief Executive Officer

      In assembling the compensation package for the President and Chief Executive Officer, the Committee considers the annual and long-term performance of the Company, the performance of the President and Chief Executive Officer, and the cash resources and needs of the Company. Although the Committee’s overall goal is to set the President and Chief Executive Officer’s salary at the median base for competitors that are similar in industry size and performance, the actual level approved by the Committee may be higher or lower based upon the Committee’s subjective evaluation of the foregoing. Consistent with the foregoing, the Compensation Committee set the base salary for the President and Chief Executive Officer at $375,000 for fiscal 2002. The President and Chief Executive Officer did not receive a bonus and was not granted stock options to purchase shares of the Company’s Common Stock during fiscal 2002.

COMPENSATION COMMITTEE

George P. Hutchinson
Wayne L. Pines
Dr. Haakon Ragde

REPORT OF THE AUDIT COMMITTEE

      The Board of Directors has a standing Audit Committee, which provides the opportunity for direct contact between the Company’s independent accountants and the Board. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee has responsibility for recommending the appointment of the Company’s independent accountants, supervising the finance function of the Company (which include, among other matters, the Company’s investment activities), reviewing the Company’s internal accounting control policies and procedures, and providing the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention. The Audit Committee held 5 meetings during fiscal 2002. The current members of the Audit Committee are Dr. Randall L-W. Caudill, George P. Hutchinson, Wayne L. Pines and Dr. Haakon Ragde. Each member of the Audit Committee is an independent director, as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc.

      The Audit Committee of the Board of Directors for fiscal 2002 has reviewed and discussed the Company’s audited financial statements for fiscal 2002 with the Company’s management. The Audit Committee has discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2002.

AUDIT COMMITTEE

Dr. Randall L-W. Caudill
George P. Hutchinson
Wayne L. Pines
Dr. Haakon Ragde

March 24, 2003

STOCK PRICE PERFORMANCE

      The following graph compares the cumulative total return of Company Common Stock, Nasdaq Stock Market Composite Index and Nasdaq Biotechnology Index for the period between the Company’s initial public offering on December 14, 2001 and its fiscal year end on December 31, 2002. The cumulative total return of Company Common Stock assumes $100 invested on December 14, 2001 in Northwest Biotherapeutics, Inc. Common Stock.

	Northwest Biotherapeutics,		NASDAQ Biotechnology
	Inc.	NASDAQ Stock Market	Index

12/14/2001	100.00	100.00	100.00
12/31/2001	94.16	99.86	101.36
12/31/2002	3.01	63.38	55.41

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

      One Class II director will be elected at the Annual Meeting, to hold office until the 2006 Annual Meeting of Stockholders and until his respective successor has been elected and qualified.

      The Board of Directors has nominated Haakon Ragde, M.D. for election as a Class II member of the Board of Directors, to serve until the 2006 Annual Meeting of Stockholders and until his successor has been elected and qualified.

      Unless otherwise directed, the persons named in the proxy intend to vote all proxies for the election of Dr. Ragde to his respective position on the Board of Directors. The nominee has consented to serve as a director of the Company if elected. If, at the time of the Annual Meeting Dr. Radge is unable or declines to serve as a director, the discretionary authority provided in the enclosed Proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that Dr. Ragde will be unable or will decline to serve as a director.

      The Board unanimously recommends that you vote FOR the election of Haakon Ragde, M.D. as Class II member of the Board of Directors of the Company.

      Information on the Directors and Director nominees follows:

		Director	Principal Occupation and Business
Name	Age	Since	Experience for the Past Five Years

Daniel O. Wilds	54	7/29/98	Chairman of the Board, President and Chief Executive Officer
Alton L. Boynton, Ph.D.	58	7/29/98	Executive Vice President, Chief Scientific Officer, Chief Operating Officer, Secretary and Director
George P. Hutchinson	63	7/29/98	Director
Randall L-W. Caudill, Ph.D.	55	7/29/98	Director
Haakon Ragde, M.D.	75	7/29/98	Director
Wayne L. Pines	59	6/20/02	Director

      Daniel O. Wilds. Mr. Wilds was named Chairman of our board of directors in June 2001, and has served as President, Chief Executive Officer and a director since February 1998. Prior to joining us, Mr. Wilds was President and Chief Executive Officer of Shiloov Biotechnologies (USA), Inc., from July 1997 to January 1998. In early 1997, Mr. Wilds was a self-employed consultant, providing advisory services to biotechnology companies. From 1992 through 1996, Mr. Wilds was President and Chief Executive Officer of Adeza Biomedical Corporation, prior to which he served in several general and administrative management positions in the biomedical and biopharmaceutical fields. Mr. Wilds serves as a member of the Board for Helix Biomedix, Inc. and is an advisor to Icogen, Inc. Mr. Wilds holds a B.A. from California State University, Los Angeles and an MBA from Northwestern University.

      Alton L. Boynton, Ph.D. Dr. Boynton co-founded our company, has served as Secretary since August 2001, has served as our Executive Vice President since July 2000, has served as our Chief Scientific Officer and a director since our inception in 1996, and was appointed our Chief Operating Officer in August 2001. Dr. Boynton has also served as Director of the Department of Molecular Medicine of Northwest Hospital since 1995 where he has coordinated the establishment of a program centered on carcinogenesis. Dr. Boynton received his Ph.D. in Radiation Biology from the University of Iowa in 1972.

      George P. Hutchinson. Mr. Hutchinson served as Chairman of the Board from inception until June 2001 and is currently a director. Mr. Hutchinson was President of G.P. Hutchinson and Co. from 1990 to 1999, providing investment-banking services to regional companies. Prior to his service on our board of directors, Mr. Hutchinson held several senior executive positions in the investment banking industry. He currently serves as a member of the Board for Health Resources Northwest. Mr. Hutchinson obtained a B.A. degree from the University of Washington in 1961 and an MBA from Columbia University in 1966.

      Randall L-W. Caudill, Ph.D. Dr. Caudill has served as a director since July 1998. Since April 1997, Dr. Caudill has been President of Dunsford Hill Capital Partners, a financial consulting firm serving early-stage health care and technology companies. Dr. Caudill was, from 1987 to 1997, a Senior Advisor to Prudential Securities, a full-service investment bank, where he served in various capacities, including Head of their Mergers and Acquisitions Department and Co-Head of their Investment Bank. He also currently serves as a director of SBE, Inc., Helix BioMedix, Inc., Ramgen Power Systems, Inc. and VaxGen, Inc., as well as several non-profit entities. Dr. Caudill received a D. Phil. from Oxford University, where he was a Rhodes Scholar, and an M.P.P.M. from Yale University.

      Haakon Ragde, M.D. Dr. Ragde has served as a director since September 1998. Since April 2001, Dr. Ragde has been medical director of the Grado-Ragde Clinics. From September 1988 until April 2001, Dr. Ragde was employed at Northwest Hospital in various capacities, most recently as the Director of Brachytherapy in the Urological Services Department. Dr. Ragde received his M.D. from University of Virginia Medical School in 1957 and is certified by the American Board of Urology.

      Wayne L. Pines. Mr. Pines is an international consultant on FDA-related regulatory and media issues and on corporate crisis management. Since 1993, he has been President of Regulatory Services and Healthcare at APCO Worldwide in Washington, D.C. Prior to that, Mr. Pines was Executive Vice President of Burson-Marsteller, the international public relations agency. Mr. Pines served for ten years at the FDA, as Chief of Consumer Education and Information, Chief of Press Relations and Associate Commissioner for Public Affairs. Mr. Pines is a member of the Research Advisory Board of the National Organization for Rare Disorders and was a member of the Public Health Service’s first Task Force on AIDS Education. He has served as a director of other biotech companies. A frequent lecturer at educational conferences, he is a graduate of Rutgers University.

Information on Committees of the Board of Directors and Meetings

      The Board of Directors created an Audit Committee and a Compensation Committee on June 21, 2001. These committees do not have formal meeting schedules, but are required to meet at least once each year. During the 2002 fiscal year, there were 8 meetings of the Board of Directors, including 5 meetings of the Audit Committee and 4 meetings of the Compensation Committee with the Board as a whole. Each director, attended at least seventy-five percent (75%) of those meetings except that Wayne Pines attended only those meetings following his appointment to the Board.

      Current members of the Audit Committee are Dr. Caudill, Mr. Hutchinson, Mr. Pines and Dr. Ragde. The Audit Committee is responsible for recommending the Company’s independent auditors and reviewing the scope, costs and results of the audit engagement.

      Current members of the Compensation Committee are Mr. Hutchinson, Dr. Ragde and Mr. Pines. The Compensation Committee is responsible for determining the overall compensation levels of the Company’s executive officers and administering the Company’s stock option plans.

Director Compensation

      Nonemployee directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with each board or board committee meeting attended. Non-employee directors will each receive, automatically on an annual basis, equity incentives in the form of stock option grants. These option grants are exercisable for $0.00 per share and vest six months following the date of grant. In 2003, non-employee directors will receive the following compensation:

•	$2,000 for each Board meeting attended;

•	$1,000 for each Committee meeting attended;

•	$500 for each scheduled telephonic meeting participated in; and

•	an option to acquire 5,000 shares of our Common Stock at an exercise price of $0.00 per share.

      On May 1, 2001, we entered into a consulting agreement with Dr. Ragde, a member of our Board of Directors. Under this agreement he will advise us regarding development of our immunotherapy programs through April 30, 2002. This agreement provides that we will pay Dr. Ragde up to $48,000 per year and grant him the option to purchase, at fair market value, 5,000 shares of our Common Stock. As of April 30, 2002, Dr. Ragde is no longer engaged as a paid consultant to the Company but continues to serve on our Board of Directors.

Compensation Committee Interlocks And Insider Participation

      The Compensation Committee of the board of directors was formed on June 21, 2001, prior to which time all decisions regarding executive officers compensation were made by a finance committee of our board of directors consisting of Dr. Caudill and Messrs. Hutchinson, and Wilds. Mr. Hutchinson serves on the board of directors of Health Resources Northwest, which controls Northwest Hospital.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF AUDITORS

General

      The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed KPMG LLP (KPMG) as auditors of the Company for the fiscal year ending December 31, 2003. KPMG has audited the accounts of the Company since February 15, 2001. Representatives of KPMG are expected to attend the meeting and will have the opportunity to make a statement and to respond to appropriate questions from Stockholders. In the event Stockholders do not ratify the appointment by a majority of the votes cast, represented in person or by proxy, the selection of auditors will be reconsidered by the Board of Directors.

Audit Fees

      The aggregate fees billed for professional audit services rendered by KPMG LLP for services performed relating to the fiscal year ended December 31, 2002 were $92,604. Such fees include professional services performed for the audit of the Company’s annual financial statements for the Company’s 2002 fiscal year and for reviews of the Company’s interim financial statements for the Company’s 2002 fiscal year.

Financial Information Systems Design and Implementation Fees

      KPMG LLP did not provide the Company any financial information systems design and implementation services for the fiscal year ended December 31, 2002.

All Other Fees

      The aggregate fees billed for services rendered by KPMG LLP for the fiscal year ended December 31, 2002, other than for audit services and financial information systems design and implementation services, were $10,500, which consisted of preparation of tax returns for the fiscal year 2001.

      The Audit Committee has considered whether the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

Recommendation of the Board of Directors

      The board of directors recommends that the stockholders vote FOR the ratification of the appointment of KPMG LLP to serve as the Company’s auditors for the fiscal year ending December 31, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the Exchange Act) requires the Company’s directors, executive officers and persons who own more than 10% of any class of the Company’s capital stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership and to provide copies of such reports to the Company. Based solely on a review of copies of reports made pursuant to Section 16(a) of the Exchange Act and the related regulations, the Company believes that during fiscal year 2002 all filing requirements applicable to its directors, executive officers and 10 percent stockholders were satisfied, with the exception that Dr. Boynton and Dr. Caudill each filed one Form 4 late.

FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS

      The election of Directors and other proper business may be transacted at an annual meeting of stockholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) brought before the meeting by a stockholder pursuant to written notice thereof, in accordance with Section 2.13 of the Company’s bylaws, and received by the Company not fewer than 120 nor more than 150 days prior to the first anniversary of the date of the Company’s proxy statement released to Stockholders in connection with the previous year’s annual meeting of Stockholders. Any such Stockholder notice shall set forth (A) the name, principal occupation and record address of the Stockholder proposing such business; (B) a representation that the Stockholder is entitled to vote at such meeting and a statement of the number of shares of the Company which are beneficially owned by the Stockholder; (C) the dates upon which the Stockholder acquired such shares and documentary support for any claims of beneficial ownership; and (D) as to each matter the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the exact text of the proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and any material interest of the stockholder in such business. No business shall be conducted at any annual meeting of stockholders except in accordance with these requirements. If the facts warrant, the chairman of the meeting of Stockholders may determine and declare that business was not properly brought before the meeting in accordance these requirements and, if it is so determined, refuse to transact any business at such meeting which has not been properly brought before the meeting.

      To be included in the Company’s proxy materials mailed to the Company’s Stockholders pursuant to Rule 14a-8 of the Exchange Act, Stockholder proposals to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company at its executive offices at 21720 — 23rd Drive S.E., Suite 100, Bothell, Washington 98021, to the attention of the Chief Executive Officer, on or before November 26, 2003.

OTHER MATTERS

      As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the Annual Meeting. If any other business requiring a vote of the Stockholders should come before the Annual Meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

By Order of the Board of Directors,

Daniel O. Wilds
Chairman, President and Chief Executive Officer

Bothell, Washington

March 24, 2003

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NORTHWEST BIOTHERAPEUTICS, INC.

     The undersigned stockholder of Northwest Biotherapeutics, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 2003 Annual Meeting of Stockholders of the Company to be held on Thursday, April 24, 2003 at 10:30 a.m., local time, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, and hereby revokes all previous proxies and appoints Daniel O. Wilds and Alton L. Boynton, or either of them, with the power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments  (Mark the corresponding box on the reverse side)

•   FOLD AND DETACH HERE   •

You can now access your Northwest Biotherapeutics account online.

Access your Northwest Biotherapeutics stockholder account online via Investor ServiceDirect ® (ISD).

Mellon Investor Services LLC agent for Northwest Biotherapeutics, Inc., now makes it easy and convenient to get current information on your stockholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS – Establish a PIN
You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

The confidentiality of your personal information is protected using our secure socket layer (SSL) technology.

•   SSN or Investor ID
•   PIN
•   Then click on the Establish PIN button

Step 2: Log in for Account Access
You are now ready to log in. To access your account please enter your:

•   SSN or Investor ID
•   PIN
•   Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.	Step 3: Account Status Screen
You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•   Certificate History
•   Book-Entry Information
•   Issue Certificate
•   Payment History
•   Address Change
• Duplicate 1099
Please be sure to remember your PIN, or maintain it in a secure place for future reference

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS	Mark Here for Address Change or Comments	☐

ELECTION OF DIRECTOR

		FOR	WITHHELD AUTHORITY			FOR	AGAINST	ABSTAIN
1.	Nominee:	☐	☐	2.	APPOINTMENT OF INDEPENDENT ACCOUNTANTS	☐	☐	☐
01	Haakon Ragde, M.D.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

•    FOLD AND DETACH HERE    •

Vote by Internet or Telephone or Mail
 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/nwbt		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at www.nwbio.com.